EXHIBIT 4.2


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                                WARRANT AGREEMENT

                                     BETWEEN

                                AMPEX CORPORATION

                                       AND

                     AMERICAN STOCK TRANSFER & TRUST COMPANY






                          Dated as of January 28, 1998











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                                TABLE OF CONTENTS


DEFINITIONS..................................................................1

ARTICLE I....................................................................2
            Section 1.1  Appointment of Warrant Agent........................2
            Section 1.2  Form of Warrant Certificates........................2
            Section 1.3  Execution of Warrant Certificates...................2
            Section 1.4  Issuance and Distribution of Warrant Certificates...3
            Section 1.5  Restrictive Legends.................................3

ARTICLE II...................................................................5
            Section 2.1  Exercise Price......................................5
            Section 2.2  Registration of Warrant Shares and Exercisability
                         of Warrants.........................................5
            Section 2.3  Procedure for Exercise of Warrants..................5
            Section 2.4  Issuance of Warrant Shares..........................6
            Section 2.5  Certificates for Unexercised Warrants...............6
            Section 2.6  Reservation of Warrant Shares.......................6
            Section 2.7  Disposition of Proceeds.............................6

ARTICLE III..................................................................7
            Section 3.1  Adjustment of Exercise Price........................7
            Section 3.2  No Adjustments to Exercise Price....................9
            Section 3.3  Adjustment of Number of Shares......................9
            Section 3.4  Reorganizations.....................................9
            Section 3.5  Verification of Computations.......................10
            Section 3.6  Exercise Price Less Than Par Value.................10
            Section 3.7  Notice of Certain Actions..........................10
            Section 3.8  Certificate of Adjustments.........................11
            Section 3.9  Warrant Certificate Amendments.....................11
            Section 3.10 Fractional Shares..................................11

ARTICLE IV..................................................................12
            Section 4.1  Rights of Warrant Holders..........................12
            Section 4.2  Lost, Stolen, Mutilated or Destroyed
                         Warrant Certificates...............................12

ARTICLE V...................................................................13
            Section 5.1  Split Up, Combination, Exchange and Transfer of
                         Warrant Certificates...............................13
            Section 5.2  Cancellation of Warrant Certificates...............13


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ARTICLE VI..................................................................14
            Section 6.1  Payment of Taxes and Charges.......................14
            Section 6.2  Resignation or Removal of Warrant Agent............14
            Section 6.3  Notice of Appointment..............................15
            Section 6.4  Merger of Warrant Agent............................15
            Section 6.5  Company Responsibilities...........................15
            Section 6.6  Certification for the Benefit of Warrant Agent.....15
            Section 6.7  Liability of Warrant Agent.........................16
            Section 6.8  Use of Attorneys, Agents and Employees.............16
            Section 6.9  Indemnification....................................16
            Section 6.10 Acceptance of Agency...............................17
            Section 6.11 Changes to Agreement...............................17
            Section 6.12 Assignment.........................................17
            Section 6.13 Successor to Company...............................17
            Section 6.14 Notices............................................17
            Section 6.15 Defects in Notice..................................18
            Section 6.16 Governing Law......................................18
            Section 6.17 Standing...........................................19
            Section 6.18 Headings...........................................19
            Section 6.19 Counterparts.......................................19
            Section 6.20 Conflict of Interest...............................19
            Section 6.21 Availability of the Agreement......................19
            Section 6.22 Entire Agreement...................................19

EXHIBIT A - FORM OF  WARRANT CERTIFICATE...................................(21)



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                                WARRANT AGREEMENT

     WARRANT AGREEMENT, dated as of January 28, 1998, between AMPEX CORPORATION, a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER& TRUST COMPANY (the "Warrant Agent").

                              W I T N E S S E T H:

     WHEREAS, the Company has sold, pursuant to a Confidential Offering Memorandum, dated January 23, 1998, $30,000,000 aggregate principal amount of its 12% Senior Notes due March 15, 2003 (the "Notes"), together with warrants to purchase shares up to 1,020,000 of the Company's Class A Common Stock, par value $0.01 per share, at an exercise price of $2.25 per share (the "Warrants"); and

     WHEREAS, the Company desires the Warrant Agent, and the Warrant Agent agrees, to enter into this Agreement, and to act on behalf of the Company in connection with the issuance, transfer, exchange, replacement and surrender of the Warrants; and

     WHEREAS, the Company and the Warrant Agent desire to set forth in this Warrant Agreement, among other things, the form and provisions of the Warrant Certificates and the terms and conditions under which they may be issued, transferred, exchanged, replaced and surrendered in connection with the exercise of the Warrants;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   DEFINITIONS

     "Business Day" means each day other than a Saturday, Sunday, or a day in which banking institutions are not required to be opened in the State of New York.

     "Class A Common Stock" shall mean the Class A Common Stock of the Company, $0.01 par value per share.

     "Company Order" shall mean a written order from the Company executed by an officer of the Company regarding the issuance and delivery of Warrant Certificates.

     "Exercise Deadline" shall mean not later than 5:00 p.m. on March 15, 2003.

     "Exercise Price" shall have the meaning set forth in Section 2.1 hereof.


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     "Officers' Certificate" means a certificate signed by any two of the
Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary, an Assistant Secretary or the Controller of the Company.

     "Registration Rights Agreement" shall mean that certain registration rights agreement, of even date herewith, relating to the Warrants and the Warrant Shares.

     "Securities Act" shall mean the Securities Act of 1993, as amended from time to time, or any successor statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     "Warrant Certificates" shall mean the Warrant Certificates issuable hereunder.

     "Warrant Shares" shall mean the shares of Class A Common Stock issuable upon the exercise of any Warrant.

     "Warrants" shall mean the Warrants issuable hereunder.


                                    ARTICLE I

                      Distribution of Warrant Certificates

     Section 1.1 Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act on behalf of the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment in accordance with the terms hereof.

     Section 1.2 Form of Warrant Certificates. The Warrant Certificates shall be issued in registered form only and shall be in the form of Exhibit A attached hereto. In addition, the Warrant Certificates may have such letters, numbers or other marks of identification or designation and such legends, summaries, or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as, in any particular case, may be required, in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any regulatory authority or agency, or to conform to customary usage, provided, however, that no such change shall be made which affects the duties or obligations of the Warrant Agent without the consent of the Warrant Agent.

     Section 1.3 Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its Chairman or President or any Vice President and attested to by its Secretary or Assistant Secretary, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned and dated the date

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of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned and dated. In case any authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company either before or after delivery thereof by the Company to the Warrant Agent, the signature of such person on such Warrant Certificates shall be valid nevertheless and such Warrant Certificate may be countersigned by the Warrant Agent, and issued and delivered to the person entitled to receive the Warrant represented thereby with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

     Section 1.4 Issuance and Distribution of Warrant Certificates. The Company shall deliver to the Warrant Agent an adequate supply of Warrant Certificates executed on behalf of the Company as described in Section 1.3 hereof. Upon receipt of a written Company Order, the Warrant Agent shall within five (5) business days complete and countersign Warrant Certificates and representing the total number of Warrants to be issued and shall thereafter deliver such Warrant Certificates in accordance with such Company Order.

     Section 1.5 Restrictive Legends.

     (a) The Warrant Certificates and the Warrant Shares issued upon exercise of the Warrants (the "Securities") shall bear a legend substantially in the form set forth below:

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGIS TERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURI TIES ACT"), AND ACCORDINGLY MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH IN THE FOLLOWING SEN TENCE. BY ITS ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS
(A) THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES
ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, Re-SELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO THE CORPORATION OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE CORPORATION A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO RESTRICTIONS ON TRANSFER OF THIS SECURITY, (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATE-MENT UNDER THE SECURITIES ACT OR (G) IN ACCORDANCE WITH ANOTHER

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EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON
AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION) AND IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

     (b) The Warrant Certificates and the Warrant Shares issued upon the exercise of the Warrants shall not be required to bear the legend set forth above if such security shall be issued upon:

               (1) the transfer or exchange of such a Security or Securities and contemporaneously therewith the Company shall have delivered to the Warrant Agent an opinion of counsel reasonably satisfactory to the Warrant Agent, in substance reasonably satisfactory to the Warrant Agent, to the effect that such Security to be issued upon such transfer or exchange may be so issued without such legend; such an opinion shall be delivered by the Company, at its expense, as soon as practicable after its receipt of a written request therefor from the holder of any Security to be transferred or exchanged, in the event that, at the time of such transfer or exchange,
     (A) such security shall have been registered under the Securities Act, the registration statement in connection therewith shall have been declared effective and such security shall have been disposed of pursuant to such effective registration statement; or (B) such security shall have been sold in compliance with Rule 144 or Rule 144A (or any similar provision then in force) under the Securities Act in such a manner that resale of such security will not require registration under the Securities Act; or

               (2) the transfer or exchange of a Security or Securities not bearing such legend.

     (c) The Warrant Shares shall also bear the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED PURSUANT TO THE RESTATED CERTIFICATE OF INCORPORATION OF THE ISSUER TO THE EFFECT THAT THE VOTING RIGHTS OF CERTAIN HOLDERS OF THE CORPORATION'S SECURITIES MAY BE NULLIFIED IN THE EVENT OF AN INQUIRY OR DETERMINATION BY THE U.S. DEPARTMENT OF DEFENSE REGARDING FOREIGN OWNERSHIP OF THE CORPORATION AND ITS POSSIBLE EFFECTS ON NATIONAL SECURITY."



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                                   ARTICLE II

                           Warrant Exercise Price and
                              Exercise of Warrants

     Section 2.1 Exercise Price. Subject to Section 2.4 hereof, each Warrant Certificate shall, when signed by the Chairman or President or any Vice President and attested to by the Secretary or Assistant Secretary of the Company and countersigned by the Warrant Agent, entitle the registered holder thereof to purchase from the Company one share of Class A Common Stock for each Warrant, at a purchase price of $2.25 per share (the "Exercise Price") or such adjusted number of shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of Article III hereof, payable in full in accordance with Section 2.3 hereof, at the time of exercise of the Warrant. Except as the context otherwise requires, the term "Exercise Price" as used in this Agreement shall mean the purchase price of one Warrant Share pursuant to the Warrant Certificates reflecting all appropriate adjustments made in accordance with the provisions of Article III hereof.

     Section 2.2 Registration of Warrant Shares and Exercisability of Warrants. Pursuant to and in accordance with the Registration Rights Agreement the Company shall use its best efforts to secure the effective registration of the Warrants and the Warrant Shares under the Securities Act and to register or qualify such Warrants and Warrant Shares under applicable state laws and to maintain such registration or qualification in effect and to keep available for delivery a prospectus that meets the requirements of Section 10 of the Securities Act for the period specified in the Registration Rights Agreement. Promptly after a registration statement under the Securities Act covering the Warrants and the aforementioned Warrant Shares has become effective, or such other action as contemplated hereby and as may be required has been taken, as the case may be, the Company shall cause notice thereof together with a copy of the prospectus covering the Warrants and the aforementioned Warrant Shares to be mailed to each registered holder of a Warrant Certificate and to the Warrant Agent.

     Section 2.3 Procedure for Exercise of Warrants. Warrants may be exercised at any time, prior to the Exercise Deadline, by surrendering the Warrant Certificates representing such Warrants to the Warrant Agent at the principal office of its stock transfer department ("Principle Office"), with the form of Election to Purchase duly completed and executed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank (not a savings bank or a savings and loan association) or trust company located in the United States or a member of the National Association of Securities Dealers, Inc. ("Signatures Guaranteed"), accompanied by payment in full, as set forth below, to the Warrant Agent for the account of the Company of the Exercise Price of such Warrant Certificate in effect at the time of such exercise, together with such taxes as are specified in Section 6.1 hereof, as set forth below, for each Warrant Share with respect to which such Warrants are being exercised. Such Exercise Price and taxes shall be paid in full by cash, certified check, cashier's check or money order, payable in United States currency to the order of the Warrant Agent, or by any

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combination of the foregoing. The date on which Warrants are exercised in accordance with this Section 2.3 is sometimes referred to herein as the "Date of Exercise" of such Warrants. Upon receiving notice that any Warrants are proposed to be exercised, the Warrant Agent will provide a notice of exercise to the Company (the "Exercise Notice"). Such Exercise Notice shall set forth the name of the registered holder, the number of Warrants to be exercised, the number of shares to be issued, the Date of Exercise, the method of payment and the Warrant Certificate number.

     Section 2.4 Issuance of Warrant Shares. As soon as practicable after the Date of Exercise of any Warrants and within five (5) business days after receiving a Notice of Exercise, the Company shall issue, or cause its transfer agent to issue a certificate or certificates for the number of full Warrant Shares to which such holder is entitled, registered in accordance with the instructions set forth in the Election to Purchase. All Warrant Shares issued upon the exercise of any Warrants shall be validly authorized and issued, fully paid and non-assessable, and free from all taxes, liens and charges created by the Company in respect of the issue thereof. Each person in whose name any such certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on the Date of Exercise of the Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate for Warrant Shares. The Warrant Agent shall not bear any responsibility with respect to the issuance of Warrant Shares.

     Section 2.5 Certificates for Unexercised Warrants. In the event that fewer than all of the Warrants represented by a Warrant Certificate are exercised, the Warrant Agent shall execute and mail, by first-class mail, within fifteen (15) days of the Date of Exercise, to the registered holder of such Warrant Certificate, or such other person as shall be designated in the Election to Purchase, a new Warrant Certificate representing the number of Warrants not exercised.

     Section 2.6 Reservation of Warrant Shares. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants a number of its authorized but unissued shares or treasury shares, or both, of Class A Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

     Section 2.7 Disposition of Proceeds. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and shall concurrently deliver to the Company all funds (after payment of the Warrant Agent's fees and expenses) received upon exercise of Warrants.



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                                   ARTICLE III

                 Adjustments, Notice Provisions and Restrictions
                      on Issuance of Additional Securities

     Section 3.1 Adjustment of Exercise Price. Subject to the provisions of this
Article III, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

     (a) In case the Company shall (i) declare a dividend or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stock,
(ii) subdivide or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Exercise Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. Any shares of Common Stock of the Company issuable in payment of a dividend shall be deemed to have been issued immediately prior to the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock of the Company under Subsections 3.1(b) and 3.1(c) hereof. Such adjustment shall be made successively whenever any event specified above shall occur.

     (b) In case the Company shall fix a record date for the issuance of rights, options, warrants or convertible or exchangeable securities to all holders of its Common Stock entitling them (for a period expiring within forty-five (45) days after such record date) to subscribe for or purchase shares of its Common Stock at a price per share less than the Current Market Price (as such term is defined in Subsection 3.1(d) hereof) on such record date the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price per share, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such rights, options, warrants or convertible or exchangeable securities are not so issued or expire unexercised, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such unissued or unexercised rights, options, warrants or convertible or exchangeable securities had not been issuable.

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     (c) In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock or (ii) of evidences of its indebtedness or
(iii) of assets (excluding cash dividends or distributions (other than extraordinary cash dividends or distributions), and dividends or distributions referred to in Subsection 3.1(a) hereof) or (iv) of rights, options, warrants or convertible or exchangeable securities (excluding those rights, options, warrants or convertible or exchangeable securities referred to in Subsection 3.1(b) hereof), then in each such case the Exercise Price in effect immediately thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding on such record date multiplied by the Current Market Price (as such term is defined in Subsection 3.1(d) hereof) per share on such record date, less the aggregate fair market value as determined in good faith by the Board of Directors of the Company of said shares or evidences of indebtedness or assets or rights, options, warrants or convertible or exchangeable securities so distributed, and of which the denominator shall be the total number of shares of Common Stock outstanding on such record date multiplied by such Current Market Price per share. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed.

     (d) For the purpose of any computation under Subsection 3.1 (b) hereof, the "Current Market Price" per share at any date (the "Computation Date") shall be as follows: (i) if the Class A Common Stock is listed on a national securities exchange or quoted on a national quotation system, the Current Market Price shall be deemed to be the average of the daily closing prices of the Class A Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day before such date; provided, however, that if there shall have occurred prior to the Computation Date any event described in Subsection 3.1(a) or 3.1(b) which shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or after the beginning of such 20-day period, the Closing Price for each Trading Day preceding the Market-Effect Date shall be adjusted, for purposes of calculating such average, by multiplying such Closing Price by a fraction the numerator of which is the Exercise Price as in effect immediately prior to the Computation Date and the denominator of which is the Exercise Price as in effect immediately prior to the Market-Effect Date, it being understood that the purpose of this proviso is to ensure that the effect of such event on the market price of the Class A Common Stock shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Current Market Price may be minimized; (ii) if there is no public market for the Class A Common Stock, the highest price at which shares of Class A Common Stock are offered for sale in a public offering registered pursuant to the Securities Act or in an arms-length private offering, if any such offering is pending (unless such offer is revoked prior to such sale) on the date of determination of Current Market Price; or (iii) if there is no public market for Class A Common Stock and no such offering is pending, the fair market value per share of Class A Common Stock as

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determined in good faith by the Company's Board of Directors; provided, however, that if the Class A Common Stock shall no longer be traded on the National
Market System of the National Association of Securities Dealers, Inc. or any other national securities exchange, the term "Class A Common Stock" shall mean the class or series of Common Stock which is so traded. As used herein the term "Trading Days" with respect to Class A Common Stock means (i) if the Class A Common Stock is quoted on the National Market of the National Association of Securities Dealers, Inc., Automated Quotation System or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system or (ii) if the Class A Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

     Section 3.2 No Adjustments to Exercise Price. No adjustment in the Exercise Price in accordance with the provisions of Subsection 3.1 (a), (b) or (c)) hereof need be made unless such adjustment would amount to a change of at least 1% in such Exercise Price of the Warrant Certificates; provided, however, that the amount by which any adjustment is not made by reason of the provisions of this Section 3.2 shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

     Section 3.3 Adjustment of Number of Shares. Upon each adjustment of the Exercise Price pursuant to Subsection 3.1(a), (b) or (c) hereof, each Warrant shall thereupon evidence the right to purchase that number of Warrant Shares (calculated to the nearest hundredth of a share) obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment. In the event that the Exercise Price may not be adjusted due to the provisions of Section 3.6 hereof, the number of Warrant Shares purchasable upon the exercise of each Warrant shall be adjusted hereunder as if the Exercise Price had been so adjusted.

     Section 3.4 Reorganizations. In case of any capital reorganization, other than in the cases referred to in Section 3.1 hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of Warrant Shares which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization,

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appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Warrant holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement prepared by the Company or any successor thereto, between the Company, or any successor thereto, and the Warrant Agent and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization, unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the registered holder of any Warrant Certificate such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions.

     Section 3.5 Verification of Computations. The Company shall select a firm of independent public accountants, which selection may be changed from time to time, to verify each computation and/or adjustment made in accordance with this
Article III. The certificate, report or other written statement of any such firm shall be conclusive evidence of the correctness of any computation made under this Article III. Promptly upon its receipt of such certificate, report or statement from such firm of independent public accountants, the Company shall deliver a copy thereof to the Warrant Agent.

     Section 3.6 Exercise Price Less Than Par Value. The Exercise Price shall not be adjusted below the par value per share of the Common Stock for the purpose of making any adjustment as may be required pursuant to this Article III.

     Section 3.7 Notice of Certain Actions. In the event the Company shall:

     (a) declare any dividend payable in stock to the holders of its Common Stock or make any other distribution in property other than cash to the holders of its Common Stock; or

     (b) offer to the holders of its Common Stock rights to subscribe for or purchase any shares of any class of stock or any other rights or options; or

     (c) effect any reclassification of its Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is made to holders of Common Stock), or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of the Company; then, in each such case, the Company shall cause notice of such proposed action to be mailed to the Warrant Agent at least

672637.5
                                      -10-
thirty (30) days prior to such action. Such notice shall specify the date on which the books of the Company shall close, or a record be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, winding up or exchange shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. The Company shall cause copies of such notice to be mailed to each registered holder of a Warrant Certificate. Such notice shall be mailed in the case of any action covered by paragraph (a) or (b) of this Section 3.7, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of receiving such payment or offer, and in the case of any action covered by paragraph (c) of this Section 3.7, at least ten (10) days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock entitled to receive such securities or other property.

     Section 3.8 Certificate of Adjustments. Whenever any adjustment is to be made pursuant to this Article III, the Company shall prepare an Officers' Certificate setting forth such adjustment to be mailed to the Warrant Agent, to each other transfer agent for the Common Stock and to each registered holder of a Warrant Certificate at least fifteen (15) days prior thereto, such notice to include in reasonable detail (i) the events precipitating the adjustment, (ii) the computation of any adjustments, and (iii) the Exercise Price and the number of Warrant Shares or the securities or other property purchasable upon exercise of each Warrant after giving effect to such adjustment. Such Officers' Certificate shall be accompanied by the accountant's verification required by
Section 3.5 hereof. The Warrant Agent shall be fully protected in relying on any such Officers' Certificate and on any adjustment therein contained, and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such an Officers' Certificate.

     Section 3.9 Warrant Certificate Amendments. Irrespective of any adjustments pursuant to this Article III, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments; provided the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment in the Exercise Price and number of Warrant Shares purchasable under the Warrant Certificates and deliver the same to the Warrant Agent in substitution for existing Warrant Certificates.

     Section 3.10 Fractional Shares. The Company shall not be required upon the exercise of any Warrant to issue fractional Warrant Shares which may result from adjustments in accordance with this Article III to the Exercise Price or number of Warrant Shares purchasable under each Warrant. If more than one Warrant is exercised at one time by the same registered holder, the number of full Warrant Shares which shall be deliverable shall be computed based

672637.5
                                      -11-
on the number of shares deliverable in exchange for the aggregate number of Warrants exercised. With respect to any final fraction of a Warrant Share called for upon the exercise of any Warrant or Warrants, the Company shall pay a cash adjustment to the registered holders of the Warrants in respect of such final fraction in an amount equal to the same fraction of the Closing Price of a Warrant Share, as determined by the Company on the basis of the Closing Price per share of Class A Common Stock on the business day next preceding the date of such exercise. The registered holder of each Warrant Certificate, by his acceptance of the Warrant Certificate, shall expressly waive any right to receive any fractional Warrant Share upon exercise of the Warrants. All calculations under this Section 3.10 shall be made to the nearest hundredth of a share.


                                   ARTICLE IV

                     Other Provisions Relating to Rights of
                   Registered Holders of Warrant Certificates

     Section 4.1 Rights of Warrant Holders. No Warrant Certificate shall entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

     Section 4.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company in its discretion may direct the Warrant Agent to execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Warrant Certificate, a substitute Warrant Certificate, but only upon receipt of evidence of such loss, theft or destruction of such Warrant Certificate, and of the ownership thereof, and indemnity, if requested by either the Company or the Warrant Agent, all satisfactory to the Company and the Warrant Agent. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company or Warrant Agent may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.



672637.5
                                      -12-

                                    ARTICLE V

                    Split Up, Combination, Exchange, Transfer and Cancellation of Warrant Certificates

     Section 5.1 Split Up, Combination, Exchange and Transfer of Warrant Certificates. Warrant Certificates, subject to the provisions of Section 5.2 hereof, may be split up, combined or exchanged for other Warrant Certificates of the same type representing a like aggregate number of Warrants or may be transferred in whole or in part. Any holder desiring to split up, combine or exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Warrant Agent at its Principal Office and shall surrender the Warrant Certificate or Warrant Certificates so to be split up, combined or exchanged at said office. Subject to any applicable laws, rules or regulations restricting transferability, any restriction on transferability that may appear on a Warrant Certificate in accordance with the terms hereof, or any "stop-transfer" instructions the Company may give to the Warrant Agent to implement any such restrictions (which instructions the Company is expressly authorized to give), transfers of outstanding Warrant Certificates may be effected by the Warrant Agent from time to time upon the books of the Company to be maintained by the Warrant Agent for that purpose, upon a surrender of the Warrant Certificate to the Warrant Agent at its Principal Office, with the form of Assignment thereon duly executed and with Signatures Guaranteed. Upon any such surrender for split up, combination, exchange or transfer, the Warrant Agent shall execute and deliver to the person entitled thereto a Warrant Certificate or Certificates, as the case may be, as so requested. The Warrant Agent may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination, exchange or transfer of Warrant Certificates prior to the issuance of any new Warrant Certificate.

     Section 5.2 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered upon the exercise of Warrants or for split up, combination, exchange or transfer, or purchased or otherwise acquired by the Company, shall be canceled and shall not be reissued by the Company; and, except as provided in
Section 2.5 hereof in case of the exercise of less than all of the Warrants evidenced by a Warrant Certificate or in Section 5.1 hereof in case of a split up, combination, exchange or transfer, no Warrant Certificate shall be issued hereunder in lieu of such canceled Warrant Certificate. Any Warrant Certificate so canceled shall be destroyed by the Warrant Agent unless otherwise directed by the Company.


672637.5
                                      -13-

                                   ARTICLE VI

            Provisions Concerning the Warrant Agent and Other Matters

     Section 6.1 Payment of Taxes and Charges. The Company will from time to time promptly pay to the Warrant Agent, or make provisions satisfactory to the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any state upon the Company or the Warrant Agent in connection with the issuance or delivery of Warrant Shares upon the exercise of any Warrants, provided, however, any additional transfer taxes in connection with the issuance of Warrant Certificates or Certificates for Warrant Shares in any name other than that of the registered holder of the Warrant Certificate surrendered shall be paid by such registered holder; and, in such case, the Company shall not issue or deliver any Warrant Certificate or Certificates for Warrant Shares and the Warrant Agent shall not be required to deliver any Warrant Certificates or Warrant Shares until such taxes shall have been paid or it has been established to the Company's and the Warrant Agent's satisfaction that no tax is due. The Warrant Agent shall have no duty to determine if any tax is due.

     Section 6.2 Resignation or Removal of Warrant Agent. The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder after giving at least thirty (30) days notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient; provided, however, that if the Warrant Agent believes a conflict of interest may arise, the Warrant Agent may resign immediately upon notice to the Company, and such resignation shall be immediately effective if such action is taken following the occurrence of an Event of Default under the Indenture. Upon comparable notice to the Warrant Agent, the Company may remove the Warrant Agent. If the office of Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of any Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such a court, shall be a bank which has a combined capital and surplus of at least $10,000,000 and which is a member of the Federal Reserve System. Any new Warrant Agent appointed hereunder shall execute, acknowledge and deliver to the Company, an instrument accepting such appointment under substantially the same terms and conditions as are contained herein. If for any reason it becomes necessary or expedient to have the former Warrant Agent execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the former Warrant Agent.

     Section 6.3 Notice of Appointment. Not later than five (5) Business Days prior to the effective date of the appointment of a new Warrant Agent, the Company shall cause notice

672637.5
                                      -14-
thereof to be mailed to the former Warrant Agent and the transfer agent for the Common Stock, and shall forthwith cause a copy of such notice to be mailed to each registered holder of a Warrant Certificate. Failure to mail such notice, or any defect contained therein, shall not affect the legality or validity of the appointment of the successor Warrant Agent.

     Section 6.4 Merger of Warrant Agent. Any company into which the Warrant Agent may be merged or with which it may be consolidated or any company resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without further act, provided that such company would be eligible for appointment as a successor Warrant Agent under the provisions of Section 6.2 hereof. Any such successor Warrant Agent may adopt the prior countersignature of any predecessor Warrant Agent and distribute Warrant Certificates countersigned but not distributed by such predecessor Warrant Agent, or may countersign the Warrant Certificate in its own name.

     Section 6.5 Company Responsibilities. The Company agrees that it shall (i) pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenses, advances, and expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder (including fees and expenses of its counsel);
(ii) provide the Warrant Agent, upon request, with sufficient funds to pay any cash or taxes due pursuant to this Agreement; and (iii) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement. In no case shall the Warrant Agent be required to advance its own funds for any purpose under this Agreement.

     Section 6.6 Certification for the Benefit of Warrant Agent. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established or that any instructions with respect to the performance of its duties hereunder be given by the Company prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established, or such instructions may be given, by a certificate or instrument signed by the Chairman, the President, a Vice President, the Secretary, Assistant Secretary or the Treasurer of the Company and delivered to the Warrant Agent. Such certificate or instrument may be conclusively relied upon by the Warrant Agent for any action or refusal to act taken or suffered in good faith by it under the provisions of this Agreement, without further investigation; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such matter or may require such further or additional evidence as it may deem reasonable including, without limitation, an opinion of counsel to the Company. In addition, the Warrant Agent may consult with counsel of its choice, and any opinion of such counsel shall be full and complete authorization to the Warrant

672637.5
                                      -15-

Agent in respect of any action taken or omitted to be taken in good faith, in reliance on such opinion.

     Section 6.7 Liability of Warrant Agent. The Warrant Agent shall be liable hereunder solely for direct damages resulting from its own gross negligence or willful misconduct, provided, further, that the Warrant Agent shall not be liable for any special or consequential damages in connection with any liability hereunder. The Warrant Agent shall act hereunder solely as an agent for the Company and its duties shall be determined solely by the provisions hereof, provided, however, that nothing contained herein shall preclude the Warrant Agent from serving as the Transfer Agent to the Company's Common Stock. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Warrant Agent will not incur any liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery thereof by the Company or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any adjustment required under the provisions of
Article III hereof or responsible for the manner, method or amount of any such adjustment or the facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares or other securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any Warrant Shares or other securities will when issued be validly authorized and issued and fully paid and non-assessable.

     Section 6.8 Use of Attorneys, Agents and Employees. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees.

     Section 6.9 Indemnification. The Company hereby irrevocably indemnifies the Warrant Agent and saves it harmless against any and all losses, expenses or liabilities, including judgments, costs and counsel fees and expenses arising out of or in connection with its agency under this Agreement, except as a direct result of the gross negligence or willful misconduct of the Warrant Agent.

     Section 6.10 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

672637.5
                                      -16-

     Section 6.11 Changes to Agreement. The Company, when authorized by its Board of Directors, and the Warrant Agent, together, with the written consent of the registered holder or holders of at least a majority of the outstanding Warrants may amend or supplement this Agreement. The Warrant Agent may, without the consent or concurrence of any registered holder of a Warrant Certificate, by supplemental agreement or otherwise, join with the Company in making any changes or corrections in this Agreement that the Company shall have been advised by counsel (i) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (ii) add to the covenants and agreements of the Company or the Warrant Agent in this Agreement such further covenants and agreements thereafter to be observed, or (iii) result in the surrender of any right or power reserved to or conferred upon the Company or the Warrant Agent in this Agreement, but which changes or corrections do not or will not adversely affect, alter or change the rights, privileges or immunities of the registered holders of Warrant Certificates. The Warrant Agent may conclusively rely on a certificate of the Company regarding any such changes.

     Section 6.12 Assignment. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

     Section 6.13 Successor to Company. The Company will not merge or consolidate with or into any other corporation or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor corporation, unless the corporation resulting from such merger, consolidation, sale or transfer (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form and substance to the Warrant Agent and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

     Section 6.14 Notices. Any notice or demand required by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

           Ampex Corporation
           590 Madison Avenue
           New York, NY 10022
           Attn:  Chief Financial Officer


672637.5
                                      -17-

With a copy to:

           Battle Fowler LLP
           Park Avenue Tower
           75 East 55th Street
           New York, NY 10022
           Attn:  David D. Griffin, Esq.

Any notice or demand required by this Agreement to be given or made by the registered holder of any Warrant Certificate or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing with the Company by the Warrant Agent), as follows:

           American Stock Transfer & Trust Company
           40 Wall Street
           46th Floor
           New York, New York 10005
           Attn: Mr. Wilbert Myles

Any notice or demand required by this Agreement to be given or made by the Company or the Warrant Agent to or on the registered holder of any Warrant Certificate shall be sufficiently given or made, whether or not such holder receives the notice, three (3) days after mailing if sent by first-class or registered mail, postage prepaid, addressed to such registered holder at his last address as shown on the books of the Company maintained by the Warrant Agent. Otherwise, such notice or demand shall be deemed given when received by the party entitled thereto.

     Section 6.15 Defects in Notice. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of any registered holder of a Warrant Certificate or the legality or validity of any adjustment made pursuant to Article III hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

     Section 6.16 Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be governed by the laws of the State of New York without regard to principles of conflicts of laws thereof.

     Section 6.17 Standing. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, and the registered holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this

672637.5
                                      -18-

Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors, and the registered holders of the Warrant Certificates.

     Section 6.18 Headings. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     Section 6.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 6.20 Conflict of Interest. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrant Certificates or other securities of the Company or have a pecuniary interest in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Warrant Agent were not Warrant Agent under this Agreement, including, without limitation, acting as Trustee, Registrar or Paying Agent under the Indenture. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company, including, without limitation, as Transfer Agent to the Common Stock.

     Section 6.21 Availability of the Agreement. The Company shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours. Copies of this Agreement may be obtained upon written request addressed to the Company at the address set forth in Section 6.14 hereof.

     Section 6.22 Entire Agreement. This Agreement, including the Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.



672637.5
                                      -19-

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under their respective corporate seals as of the day and year first above written.

                                        AMPEX CORPORATION


                                        By: /s/ CRAIG L. MCKIBBEN
                                           ------------------------------------
                                             Name:  Craig L. McKibben
                                             Title: Vice President



                                        AMERICAN STOCK TRANSFER &
                                        TRUST COMPANY, as Warrant Agent


                                        By: /s/ HERBERT J. LEMMER
                                           ------------------------------------
                                             Name:  Herbert J. Lemmer
                                             Title: Vice President




672637.5
                                      -20-

                                    EXHIBIT A

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS (A) THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RE-SELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO THE CORPORATION OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE CORPORATION A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO RESTRICTIONS ON TRANSFER OF THIS SECURITY, (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION) AND IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

No.
                      Certificate for          Warrants

                        NOT EXERCISABLE AFTER 5:00 P.M.,
                      NEW YORK CITY TIME, ON MARCH 15, 2003
                              CUSIP NO. 032092 11 6
                                AMPEX CORPORATION

                CLASS A COMMON STOCK PURCHASE WARRANT CERTIFICATE

     THIS CERTIFIES that ___________ or its registered assigns is the registered holder (the "Registered Holder") of __________( ) Warrants, each of which represents the right to purchase one fully paid and non-assessable share of Class A Common Stock, par value $0.01 per share (the "Common Stock"), of Ampex Corporation, a Delaware corporation (the "Company"), at any time, but not after the Expiration Date hereinafter referred to (the "Exercise Period"), at the initial exercise price (the "Exercise Price") equal to $2.25 per share, by surrendering this Warrant Certificate, with the Election to Purchase on the reverse hereof duly executed with signatures guaranteed by a member firm of a national securities exchange, a commercial bank (not a savings bank or a savings and loan association) or a trust company located in the United States, or a member of the National Association of Securities Dealers, Inc. ("Signatures Guaranteed"), at the office maintained for that purpose (the "Principal Office") by American Stock Transfer & Trust Company or its successor as warrant agent (any such warrant agent being herein called the "Warrant Agent") and by paying in full the Exercise Price, plus transfer taxes, if any. Payment of the Exercise Price may be made at the option of the holder hereof by cash, certified check, cashier's check or money order payable to the order of the Warrant Agent or by any combination thereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement hereinafter referred to.

     No Warrant may be exercised after 5:00 P.M., New York City time, on March 15, 2003 (the "Expiration Date"). All Warrants evidenced hereby shall thereafter become void, subject to the terms of the Warrant Agreement hereinafter referred to.

     Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate or in the agreement pursuant to which this Warrant was issued and in accordance with the terms of the Warrant Agreement hereinafter referred to, the Registered Holder shall be entitled to transfer this Warrant Certificate, in whole or in part, upon surrender of this Warrant Certificate at the Principal Office of the Warrant Agent with the Assignment on the reverse hereof with Signatures Guaranteed. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants will be issued in accordance with instructions in the form of assignment.

     Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised and delivered as set forth in the Election to Purchase.

     Prior to the Expiration Date, the Registered Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant Certificates, for another Warrant Certificate or Warrant Certificates for the same aggregate number of Warrants, upon surrender of this Warrant Certificate at the Principal Office of the Warrant Agent as set forth in the Warrant Agreement. Upon certain events provided for in the Warrant Agreement hereinafter referred to, the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are required to be adjusted. No fractional shares will be issued upon the exercise of Warrants. As to any final fraction of a share which the Registered Holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement hereinafter referred to.

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of January 28, 1998 (the "Warrant Agreement"), between the Company and the Warrant Agent and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Registered Holder consents by acceptance hereof. All capitalized terms not defined herein shall have the meaning set forth in the Warrant Agreement.

     This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company.

     This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its facsimile Corporate Seal.

                                      AMPEX CORPORATION

                                      By:
                                         --------------------------------------
                                         Name:
Seal                                     Title:
Attest:


------------------------------
Assistant Secretary                   AMERICAN STOCK TRANSFER
                                       & TRUST COMPANY, as Warrant Agent
Countersigned:

                                      By:
                                         --------------------------------------
Dated:                                   Authorized Signature

672637.5
                                      -21-

                          Form of Election To Purchase


     The undersigned hereby irrevocably elects to exercise ____ of the Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and requests that Certificates for such shares be issued and delivered as follows:

ISSUE TO:
         -----------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

--------------------------------------------------------------------------------
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:---------------------------------------------------------------------
                                     (NAME)

at------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)


     If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth above.

     In full payment of the exercise price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $_______ by cash, certified check, cashiers check or money order payable to the order of the Warrant Agent.



Date:
     --------------, ----                    ----------------------------------
                                                         Signature

                                             (Signature must conform in all
                                               respects to name of holder as
                                               specified on the face of the
                                               Warrant Certificate.)


Signature Guaranteed:

                                   Assignment

     FOR VALUE RECEIVED, the undersigned hereby irrevocably sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants set forth below:


Name of Assignee                  Address                      No. of Warrants
----------------                  -------                      ---------------





and does hereby irrevocably constitute and appoint_______________________, Attorney, to make such transfer on the books of Ampex Corporation maintained for that purpose, with full power of substitution in the premises.


Date:
     --------------, ----                    ----------------------------------
                                                         Signature

                                             (Signature must conform in all
                                               respects to name of holder as
                                               specified on the face of the
                                               Warrant Certificate.)


Signature Guaranteed:


74007.c1


672637.5
                                      -22-